EXHIBIT 23.1



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



         We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-52065; No. 333-74255 and No. 333-87786) and on
Form S-3 (No. 333-92388 and 333-117534) of Atwood Oceanics, Inc. of our report dated December 12, 2006 relating to the consolidated financial statements, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in the Annual Report to Shareholders and which is incorporated in this Annual Report on Form 10-K.



/S/ PRICEWATERHOUSECOOPERS LLP
PricewaterhouseCoopers LLP



Houston, Texas
December 13, 2006